PRICING SUPPLEMENT dated October 1, 2026 (To Product Supplement No. WF1 dated March 25, 2025, Prospectus Supplement dated March 25, 2025 and Prospectus dated March 25, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-285508
Bank of Montreal Senior Medium-Term Notes, Series K Equity Linked Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

■	Linked to the lowest performing of the common stock of Honeywell International Inc., the common stock of Leidos Holdings, Inc. and the common stock of Northrop Grumman Corporation (each referred to as an “Underlier”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the face amount of the securities, depending on the performance of the lowest performing Underlier from its starting value to its ending value. The lowest performing Underlier is the Underlier with the lowest underlier return, calculated for each Underlier as the percentage change from its starting value to its ending value. The maturity payment amount will reflect the following terms:
■	If the value of the lowest performing Underlier increases, remains flat or decreases, but the decrease is not more than 30%, you will receive the face amount plus a contingent fixed return of 17.00% of the face amount
■	If the value of the lowest performing Underlier decreases by more than 30%, you will have full downside exposure to the decrease in the value of the lowest performing Underlier from its starting value, and you will lose more than 30%, and possibly all, of the face amount of your securities
■	Investors may lose a significant portion or all of the face amount
■	Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending value of the lowest performing Underlier significantly exceeds its starting value; you will not participate in any appreciation of any Underlier
■	Your return on the securities will depend solely on the performance of the lowest performing Underlier. You will not benefit in any way from the performance of the better performing Underliers. Therefore, you will be adversely affected if any Underlier performs poorly, even if the other Underliers perform favorably
■	All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue any Underlier for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated initial value of the securities is $954.78 per security. As discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-8 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-2 of the prospectus supplement and page 9 of the prospectus.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

The securities are not bail-inable notes and are not subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	$23.25	$976.75
Total	$594,000.00	$13,810.50	$580,189.50

(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.
(2)	In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Terms of the Securities

Issuer:	Bank of Montreal.
The Market Measures (each referred to as an “Underlier,” and collectively as the “Underliers”), Bloomberg ticker symbols, starting values and threshold values are set forth in the table below.
	Market Measure	Bloomberg Ticker Symbol	Starting Value(1)	Threshold Value(2)
Market Measures:	Common Stock of Honeywell International Inc.	HON	$213.80	$149.66
	Common Stock of Leidos Holdings, Inc.	LDOS	$121.97	$85.379
	Common Stock of Northrop Grumman Corporation	NOC	$482.00	$337.40
(1) With respect to each Underlier, its closing value on the pricing date. (2) With respect to each Underlier, 70% of its starting value.
Pricing Date:	October 1, 2026.
Issue Date:	October 6, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•    if the ending value of the lowest performing Underlier is greater than or equal to its threshold value: $1,000 + the contingent fixed return; or

•    if the ending value of the lowest performing Underlier is less than its threshold value:

$1,000 + ($1,000 × underlier return of the lowest performing Underlier)

If the ending value of the lowest performing Underlier is less than its threshold value, you will have full downside exposure to the decrease in the value of the lowest performing Underlier from its starting value and will lose more than 30%, and possibly all, of the face amount of your securities at maturity.
Stated Maturity Date:	October 14, 2027, subject to postponement. The securities are not subject to redemption by Bank of Montreal or repayment at the option of any holder of the securities prior to the stated maturity date.
Lowest Performing Underlier:	The “lowest performing Underlier” will be the Underlier with the lowest underlier return.
Closing Value:	With respect to each Underlier, closing value has the meaning assigned to “stock closing price” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement. The closing value of each Underlier is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Ending Value:	The “ending value” of an Underlier will be its closing value on the calculation day.
Contingent Fixed Return:	The “contingent fixed return” is 17.00% of the face amount per security ($170.00 per security). As a result of the contingent fixed return, any positive return on the securities at maturity will be limited to 17.00% of the face amount.

PRS-2

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Underlier Return:	The “underlier return” with respect to an Underlier is the percentage change from its starting value to its ending value, measured as follows: ending value – starting value starting value
Calculation Day:	October 8, 2027, subject to postponement.
Market Disruption Events and Postponement Provisions:	The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”).
Material Tax Consequences:	For a discussion of material U.S. federal income and certain estate tax consequences and Canadian federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Income Tax Considerations” below and the sections of the product supplement entitled “United States Federal Income Tax Considerations” and “Canadian Federal Income Tax Consequences.”
Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. The agent will receive an agent discount of up to $23.25 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent discount that it receives to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

WFS, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06376MKX1

PRS-3

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement no. WF1 dated March 25, 2025, the prospectus supplement dated March 25, 2025 and the prospectus dated March 25, 2025 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. WF1 dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000121465925004724/b321251424b2.htm

•	Prospectus Supplement and Prospectus dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

PRS-4

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Estimated Value of the Securities

Our estimated initial value of the securities equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities is based on market conditions at the time it is calculated.

For more information about the estimated initial value of the securities, see “Selected Risk Considerations” below.

PRS-5

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek a contingent fixed return at maturity if the ending value of the lowest performing Underlier is greater than or equal to its threshold value;

▪	are willing to accept the risk that, if the ending value of the lowest performing Underlier is less than its threshold value, they will be fully exposed to the decrease in the value of the lowest performing Underlier from its starting value, and will lose a significant portion, and possibly all, of the face amount per security at maturity;

▪	understand that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending value of the lowest performing Underlier exceeds its starting value;

▪	understand that the return on the securities will depend solely on the performance of the lowest performing Underlier and that they will not benefit in any way from the performance of the better performing Underliers;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underliers or linked to a basket composed of each Underlier;

▪	understand and are willing to accept the full downside risks of each Underlier;

▪	are willing to forgo interest payments on the securities and dividends on the Underliers; and

▪	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	are unwilling to accept the risk that the ending value of the lowest performing Underlier may be less than its threshold value;

▪	seek full exposure to the upside performance of the lowest performing Underlier;

▪	seek a greater contingent fixed return at maturity;

▪	seek full return of the face amount of the securities at stated maturity;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

▪	seek current income over the term of the securities;

▪	are unwilling to accept the risk of exposure to the Underliers;

▪	seek exposure to a basket composed of each Underlier or a similar investment in which the overall return is based on a blend of the performances of the Underliers, rather than solely on the lowest performing Underlier;

▪	seek exposure to the Underliers but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Underliers generally, or to the exposure to the Underliers that the securities provide specifically; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underliers, please see the sections titled “Honeywell International Inc.,” “Leidos Holdings, Inc.” and “Northrop Grumman Corporation” below.

PRS-6

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlier is the lowest performing Underlier. The lowest performing Underlier is the Underlier with the lowest underlier return, calculated for each Underlier as the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlier, as follows:

PRS-7

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement and prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Ending Value Of The Lowest Performing Underlier Is Less Than Its Threshold Value, You Will Lose More Than 30%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending value of the lowest performing Underlier relative to its starting value and the other terms of the securities. Because the values of the Underliers will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the ending value of the lowest performing Underlier is less than its threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of the lowest performing Underlier from its starting value. The threshold value for each Underlier is 70% of its starting value. For example, if the lowest performing Underlier has declined by 30.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside feature and you will lose 30.1% of the face amount per security. As a result, you will not receive any protection if the ending value of the lowest performing Underlier is less than its threshold value and you will lose more than 30%, and possibly all, of the face amount per security at maturity. This is the case even if the value of the lowest performing Underlier is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

You Will Receive The Contingent Fixed Return Only If The Ending Value Of The Lowest Performing Underlier Is Greater Than Or Equal To Its Threshold Value.

You will receive the contingent fixed return only if the ending value of the lowest performing Underlier is greater than or equal to its threshold value. If the ending value of the lowest performing Underlier is less than its threshold value, then you will not receive the contingent fixed return, and you will suffer a loss on the securities.

The Potential Return On The Securities Is Limited To The Contingent Fixed Return.

The potential return on the securities is limited to the contingent fixed return, regardless of how significantly the ending value of the lowest performing Underlier exceeds its starting value. The lowest performing Underlier could appreciate from the pricing date through the calculation day by significantly more than the percentage represented by the contingent fixed return, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Underlier.

The Securities Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Any Underlier Performs Poorly, Even If The Other Underliers Perform Favorably.

You are subject to the full risks of each Underlier. If any Underlier performs poorly, you will be negatively affected, even if the other Underliers perform favorably. The securities are not linked to a basket composed of the Underliers, where the better performance of some Underliers could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlier is the lowest performing Underlier. As a result, the securities are riskier than an alternative investment linked to only one of the Underliers or linked to a basket composed of each Underlier. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlier.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlier, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underliers.

Your return on the securities will depend solely on the performance of the lowest performing Underlier. Although it is necessary for each Underlier to close at or above its respective threshold value on the calculation day in order for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underliers. The securities may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the better performing Underliers would be blended with the performance of the lowest performing Underlier, resulting in a better return than the return of the lowest performing Underlier alone.

PRS-8

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

You Will Be Subject To Risks Resulting From The Relationship Among The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underliers to perform poorly; the performance of the better performing Underliers is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underliers will be over the term of the securities. To the extent the Underliers operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

The Securities Do Not Pay Interest.

The securities will not pay any interest. Accordingly, you should not invest in the securities if you seek current income during the term of the securities.

The Securities Are Subject To Credit Risk.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue any Underlier for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the securities. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with our intended treatment of them, as described in “United States Federal Income Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal income tax treatment of the securities, possibly retroactively.

You should review carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Income Tax Considerations” and consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs will include any agent discount and selling concessions and the cost of hedging our obligations under the securities through one or more hedge counterparties (which may be one or more of our affiliates or an agent or its affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge.

PRS-9

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities is derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility and correlation of the Underliers, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors discussed in the next risk factor. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underliers; interest rates; volatility of the Underliers; correlation among the Underliers; time remaining to maturity; and dividend yields on the Underliers. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to these factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Underliers. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underliers may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the face amount plus the contingent fixed return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

PRS-10

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underliers

The Maturity Payment Amount Will Depend Upon The Performance Of The Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underliers. Investing in the securities is not equivalent to investing in the Underliers. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held each Underlier for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underliers. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underliers would have.

•	Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Securities.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuers.

•	We Cannot Control Actions By An Underlying Stock Issuer.

•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

The Securities Will Be Subject To Single Stock Risk.

The value of an Underlier can rise or fall sharply due to factors specific to that Underlier, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” and “—Adjustment Events” in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

PRS-11

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underliers.

•	Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock Issuers may adversely affect the values of the Underliers.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-12

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting value or threshold value. The hypothetical starting value of $100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlier. The actual starting value and threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Contingent Fixed Return:	17.00% of the face amount ($170.00 per security)
Hypothetical Starting Value:	For each Underlier, $100.00
Hypothetical Threshold Value:	For each Underlier, $70.00 (70% of its hypothetical starting value)

Hypothetical Payout Profile

PRS-13

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Hypothetical Returns

Hypothetical ending value of the lowest performing Underlier	Hypothetical underlier return of the lowest performing Underlier(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$200.00	100.00%	$1,170.00	17.00%
$175.00	75.00%	$1,170.00	17.00%
$150.00	50.00%	$1,170.00	17.00%
$140.00	40.00%	$1,170.00	17.00%
$130.00	30.00%	$1,170.00	17.00%
$120.00	20.00%	$1,170.00	17.00%
$117.00	17.00%	$1,170.00	17.00%
$110.00	10.00%	$1,170.00	17.00%
$105.00	5.00%	$1,170.00	17.00%
$100.00	0.00%	$1,170.00	17.00%
$95.00	-5.00%	$1,170.00	17.00%
$90.00	-10.00%	$1,170.00	17.00%
$80.00	-20.00%	$1,170.00	17.00%
$70.00	-30.00%	$1,170.00	17.00%
$69.00	-31.00%	$690.00	-31.00%
$60.00	-40.00%	$600.00	-40.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1)	The underlier return of the lowest performing Underlier is equal to the percentage change from its starting value to its ending value (i.e., its ending value minus its starting value, divided by its starting value).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

PRS-14

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Hypothetical Examples

Example 1. The ending value of the lowest performing Underlier is greater than its starting value, and the maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is greater than the underlier return:

	Common Stock of Honeywell International Inc.	Common Stock of Leidos Holdings, Inc.	Common Stock of Northrop Grumman Corporation
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$125.00	$105.00	$145.00
Hypothetical threshold value:	$70.00	$70.00	$70.00
Hypothetical underlier return:	25.00%	5.00%	45.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the common stock of Leidos Holdings, Inc. has the lowest underlier return and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical ending value of the lowest performing Underlier is greater than its hypothetical threshold value, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return.

On the stated maturity date, you would receive $1,170.00 per security.

Example 2. The ending value of the lowest performing Underlier is greater than its starting value, and the maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is less than the underlier return:

	Common Stock of Honeywell International Inc.	Common Stock of Leidos Holdings, Inc.	Common Stock of Northrop Grumman Corporation
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$150.00	$160.00	$175.00
Hypothetical threshold value:	$70.00	$70.00	$70.00
Hypothetical underlier return:	50.00%	60.00%	75.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the common stock of Honeywell International Inc. has the lowest underlier return and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical ending value of the lowest performing Underlier is greater than its hypothetical threshold value, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return. Even though the lowest performing Underlier increased by 50% from its starting value to its ending value in this example, your return is limited to the contingent fixed return of 17.00%.

On the stated maturity date, you would receive $1,170.00 per security.

PRS-15

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Example 3. The ending value of the lowest performing Underlier is less than its starting value but greater than its threshold value, and the maturity payment amount is greater than the face amount:

	Common Stock of Honeywell International Inc.	Common Stock of Leidos Holdings, Inc.	Common Stock of Northrop Grumman Corporation
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$110.00	$125.00	$95.00
Hypothetical threshold value:	$70.00	$70.00	$70.00
Hypothetical underlier return:	10.00%	25.00%	-5.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the common stock of Northrop Grumman Corporation has the lowest underlier return and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical ending value of the lowest performing Underlier is greater than its hypothetical threshold value, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return.

On the stated maturity date, you would receive $1,170.00 per security.

Example 4. The ending value of the lowest performing Underlier is less than its threshold value, and the maturity payment amount is less than the face amount:

	Common Stock of Honeywell International Inc.	Common Stock of Leidos Holdings, Inc.	Common Stock of Northrop Grumman Corporation
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$110.00	$125.00	$50.00
Hypothetical threshold value:	$70.00	$70.00	$70.00
Hypothetical underlier return:	10.00%	25.00%	-50.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the common stock of Northrop Grumman Corporation has the lowest underlier return and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical ending value of the lowest performing Underlier is less than its hypothetical starting value by more than 30%, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:

$1,000 + ($1,000 × underlier return of the lowest performing Underlier)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you would receive $500.00 per security. As this example illustrates, if any Underlier depreciates from its starting value to its ending value by more than 30%, you will incur a loss on the securities at maturity, even if the other Underliers have appreciated or have not declined below their respective threshold values.

PRS-16

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Information About The Underliers

Each Underlier is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by the issuer of each Underlier can be located on a website maintained by the SEC at https://www.sec.gov by reference to that issuer’s SEC file number provided below. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

PRS-17

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Honeywell International Inc.

According to publicly available information, Honeywell International Inc. is an operating company offering products and services in four business segments: Aerospace Technologies, Industrial Automation, Building Automation and Energy and Sustainability Solutions.

The issuer of the common stock of Honeywell International Inc.’s SEC file number is 001-08974. The common stock of Honeywell International Inc. is listed on The Nasdaq Stock Market LLC under the ticker symbol “HON.”

Historical Information

We obtained the closing prices of the common stock of Honeywell International Inc. in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Honeywell International Inc. for the period from January 4, 2021 to October 1, 2026. The closing price on October 1, 2026 was $213.80. The historical performance of the common stock of Honeywell International Inc. should not be taken as an indication of its future performance during the term of the securities.

PRS-18

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Leidos Holdings, Inc.

According to publicly available information, Leidos Holdings, Inc. is a holding company that serves government and commercial customers with digital and mission innovations.

The issuer of the common stock of Leidos Holdings, Inc.’s SEC file number is 001-33072. The common stock of Leidos Holdings, Inc. is listed on the New York Stock Exchange under the ticker symbol “LDOS.”

Historical Information

We obtained the closing prices of the common stock of Leidos Holdings, Inc. in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Leidos Holdings, Inc. for the period from January 4, 2021 to October 1, 2026. The closing price on October 1, 2026 was $121.97. The historical performance of the common stock of Leidos Holdings, Inc. should not be taken as an indication of its future performance during the term of the securities.

PRS-19

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Northrop Grumman Corporation

According to publicly available information, Northrop Grumman Corporation is an aerospace and technology company and is a provider of space systems, military aircraft, missile defense, advanced weapons and long-range fires capabilities, mission systems, networking and communications, strategic deterrence systems and other technologies, such as artificial intelligence, advanced computing and cyber.

The issuer of the common stock of Northrop Grumman Corporation’s SEC file number is 001-16411. The common stock of Northrop Grumman Corporation is listed on the New York Stock Exchange under the ticker symbol “NOC.”

Historical Information

We obtained the closing prices of the common stock of Northrop Grumman Corporation in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Northrop Grumman Corporation for the period from January 4, 2021 to October 1, 2026. The closing price on October 1, 2026 was $482.00. The historical performance of the common stock of Northrop Grumman Corporation should not be taken as an indication of its future performance during the term of the securities.

PRS-20

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Summary of Canadian Federal Income Tax Consequences

For a discussion of the material Canadian federal income tax consequences relating to an investment in the securities, see the section entitled “Canadian Federal Income Tax Consequences” in the accompanying product supplement. Notwithstanding anything to the contrary in the accompanying product supplement, the Canadian tax consequences discussed in the accompanying product supplement do not take into account the proposed amendments to the “hybrid mismatch arrangement” rules in the Tax Act released for consultation on July 23, 2026.

PRS-21

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

United States Federal Income Tax Considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Assuming this treatment of the securities is respected, the tax consequences are as outlined in the discussion under “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Open Transactions” in the accompanying product supplement.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. For example, under one alternative characterization the securities may be treated as contingent payment debt instruments, which would require U.S. investors to accrue income periodically based on a “comparable yield” and generally would require non-U.S. investors to certify their non-U.S. status on an IRS Form W-8 to avoid a 30% (or a lower treaty rate) U.S. withholding tax. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement, Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“underlying securities”), as defined under the applicable Treasury regulations, or indices that include underlying securities. Section 871(m) generally applies to financial instruments that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. Pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2029 that do not have a delta of one with respect to any underlying security. Based on our determination that the securities do not have a delta of one with respect to any underlying security, the securities should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on a non-U.S. investor’s particular circumstances, including whether the non-U.S. investor enters into other transactions with respect to an underlying security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. Non-U.S. investors should consult their tax advisors regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “United States Federal Income Tax Considerations” in the accompanying product supplement and consult their tax advisors regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-22

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Honeywell International Inc., the Common Stock of Leidos Holdings, Inc. and the Common Stock of Northrop Grumman Corporation due October 14, 2027

Validity of the Securities

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank of Montreal in conformity with the indenture, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed, authenticated, issued and delivered, to the extent that validity of the securities is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank of Montreal, subject to the following limitations (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustees’ authorization, execution and delivery of the indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated March 25, 2025, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated March 25, 2025.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank of Montreal, when the securities offered by this pricing supplement have been issued by the Bank of Montreal pursuant to the indenture, the trustee has made the appropriate entries or notations to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Bank of Montreal, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank of Montreal, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated March 25, 2025, which has been filed as an exhibit to Bank of Montreal’s report on Form 6-K filed with the SEC on March 25, 2025.

PRS-23